Exhibit 99.2

Press Release	Source: Mountains West Exploration, Inc.

Mountains West Signs Letter of Intent to Acquire Secured Digital Storage

CHICAGO--(BUSINESS WIRE)--Mountains West Exploration, Inc. (OTCBB:MWXI - News), today announced that it has signed a letter of intent to acquire Secured Digital Storage LLC (SDS) in a stock transaction. SDS will deliver remote, high density online backup data storage for mission critical data to enterprise businesses that include Fortune 500 companies, health care service providers, and government agencies. SDS will deliver its remote managed data-storage services integrated with a uniquely designed, cost efficient, smaller footprint, highly secure and survivable data center. These services employ data-storage life-cycle management process methods to optimize data utilization, resulting in a lower cost of ownership per Terabyte stored than any other data-storage service in the market today. SDS offers the most robust service level agreement dedicated to data storage, where the storage volume and high bandwidth connectivity is matched to each customer's specific requirements. The SDS business model further differentiates its data-storage services by incorporating its patented Bunker Power(TM) configuration, which is ideally suited for use in decommissioned military ammunition bunkers.

SDS (www.secureddigitalstorage.com) is focused on assisting its customers to run their businesses on an automated, 24x7, "lights-out" IT infrastructure. SDS incorporates Best of Breed technologies with leading-edge design concepts to combine a modular and rapidly scalable fault tolerant architecture. The results are state-of-the-art digital data- storage hardware, storage management tools and IT services; high speed connectivity, highly reliable and redundant combination of power and cooling infrastructure; and the most secure and survivable real estate available today. The service options are customizable to enterprise needs at all levels of data accessibility, security, data-storage usability, and compliance - the SDS platform provides a true virtualized extension of its customer's data-storage operations. The business model was designed in joint collaboration with people from Hewlett Packard, AT&T, EYP Mission Critical Facilities, GE and Preon.

Lee Wiskowski, president and chief executive officer of Mountains West Exploration, said, "We are extremely excited to have a company with the caliber of people that SDS employs partnering with Mountains West. Bill Lynes, existing chairman and chief executive officer of SDS, has assembled a world class team that we believe will be able to execute this exciting business model."

Bill Lynes said, "I have worked with many venture capital/investment bank groups and found that Lee Wiskowski and Doug Stukel differentiated themselves by becoming part of the team as they vetted the business plan - they participated in both strategic and tactical planning that assisted their learning process and their assessment of the business model as well as management. It was not only a pleasure but a value-added contribution to us that Mountains West understood and enthusiastically embraced the business."

About Mountains West Exploration, Inc.

Mountains West Exploration, Inc. is a New Mexico incorporated holding company which is publicly listed and traded on the Over the Counter Bulletin Board Exchange (OTC.BB) listed under the symbol MWXI.OB.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the company's inability to accurately forecast its operating results; the company's potential inability to achieve profitability or generate positive cash flow; the availability of financing; and other risks associated with the company's business. For further information on factors which could impact the company and the statements contained herein, reference should be made to the company's filings with the Securities and Exchange Commission, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact:

Mountains West Exploration, Inc.

Lee Wiskowski, 312-952-7100

President and CEO